

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM FORM 10-Q
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-28-1997
<PERIOD-START>                             MAR-30-1996
<PERIOD-END>                               JUN-28-1996
<CASH>                                           3,240
<SECURITIES>                                         0
<RECEIVABLES>                                    4,648
<ALLOWANCES>                                         0
<INVENTORY>                                      5,204
<CURRENT-ASSETS>                                     0
<PP&E>                                         116,819
<DEPRECIATION>                                  24,680
<TOTAL-ASSETS>                                 250,276<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                        201,655
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        17,903
<OTHER-SE>                                    (20,443)
<TOTAL-LIABILITY-AND-EQUITY>                   250,276
<SALES>                                              0<F2>
<TOTAL-REVENUES>                                47,940
<CGS>                                                0
<TOTAL-COSTS>                                   32,580<F3>
<OTHER-EXPENSES>                                10,851
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               6,141
<INCOME-PRETAX>                                (1,632)
<INCOME-TAX>                                     (400)<F4>
<INCOME-CONTINUING>                            (1,232)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (1,232)<F5>
<EPS-PRIMARY>                                    (.16)
<EPS-DILUTED>                                        0

<F1>Includes Advance Rental Payments of $21,643, Contract Rights of $65,033, and
    Goodwill of $43,737, each net of accumulated amortization, for the 3 months ended June 28, 1996.

<F2>Total Revenues include Sales of laundromats and equipment of $4,558, for the
    3 months ended June 28, 1996.

<F3>Total Costs include Cost of Goods Sold of $3,375, for the 3 months ended
    June 28, 1996.

<F4>The provision (benefit) for income taxes consists of $50 currently payable and ($450) deferred, for the 3 months ended June 28, 1996.

<F5>In addition, EBITDA (earnings before deductions for interest, income taxes, depreciation and amortization) of $14,319, was generated for the reported period. EBITDA is used by management and certain investors as an indicator of a company's historical ability to service debt.

